UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2009, TheStreet.com, Inc. (the “Company”) appointed Daryl Otte as the Company’s full-time Chief Executive Officer. Mr. Otte has served as the Company’s Interim Chief Executive Officer since March 2009, has served as a Director of the Company since 2001 and previously served as the Chairman of the Company’s Audit Committee. Mr. Otte is a founding partner of Montefiore Partners, a venture capital investment fund management firm. Prior to founding Montefiore Partners in 2000, Mr. Otte was senior vice president and member of the executive committee of Ziff-Davis, Inc., a leading media company. During his service at Ziff-Davis from 1995 through 2000, Mr. Otte initiated and managed acquisition and development projects and venture investments, including some of the early commercialization efforts of the Internet.

As compensation for his service as Chief Executive Officer, Mr. Otte and the Company have agreed to certain terms relating to his employment, including the following: (i) he will receive an annual base salary of $425,000; (ii) he is eligible to receive a target bonus of $320,000 contingent on achieving performance goals to be established by the Company’s Compensation Committee (the “Committee”) with input from Mr. Otte; (iii) he will receive a grant of 650,000 restricted stock units (“RSUs”) payable in shares of the Company’s common stock under the Company’s 2007 Performance Incentive Plan, vesting in the amount of 65,000 RSUs on each of the first four anniversaries of the date of grant and the balance on the fifth anniversary of the date of grant;  the RSU grant is subject to the following acceleration and forfeiture conditions: (A) any unvested RSUs or designated portions thereof will accelerate upon certain events, including a change in control of the Company, termination of Mr. Otte by the Company without Cause, termination by Mr. Otte with Good Reason, death or disability, and (B) any unvested RSUs will be forfeited in certain events, including termination of Mr. Otte by the Company for Cause, termination by Mr. Otte without Good Reason or a breach by Mr. Otte of certain terms of the Agreement, subject to claw-back by the Company in certain circumstances; (iv) he will receive cash severance, subject to the following: (A) prior to a change in control, in the event of termination by the Company without Cause, he will receive an amount equal to four weeks of base pay for each full year of service as full-time CEO plus 1.33 weeks of base pay for each full year of service as a Board member of the Company (“General Severance”) and (B) following a change in control that is fully consummated prior to November 15, 2011, he will receive an amount equal to two times annual base pay plus target bonus (to be offset by any General Severance previously paid), which amounts may be grossed up based on the impact of certain excise taxes (“Change-in-Control Severance”); and (v) he will receive certain other benefits generally available to other full time executives at the Company. The Company subsequently will provide Mr. Otte a written grant letter or letters relating to the RSUs and the foregoing severance provisions.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: May 21, 2009	By:	/s/ Teresa Santos
Teresa Santos
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 19, 2009